EXHIBIT 99.1

Investor Relations:
Kathleen Bela
Juniper Networks, Inc.
(408) 936-7804
kbela@juniper.net

Media Relations:

Michael Hakkert	Sarah Sorensen
Juniper Networks, Inc	Juniper Networks, Inc.
(408) 936-8342	(408) 936-4037
mhakkert@juniper.net	ssorensen@juniper.net

JUNIPER NETWORKS REPORTS SECOND QUARTER 2008 FINANCIAL RESULTS

•	Revenue: $879.0 million, up 32% from Q2’07;

•	Net Income: $120.4 million (GAAP); $156.6 million (non-GAAP)

•	EPS: $0.22 (diluted, GAAP); $0.28 (diluted, non-GAAP), up 40% from Q2’07 on improved operating performance

SUNNYVALE, Calif., July 24, 2008 – Juniper Networks, Inc. (NASDAQ: JNPR) today reported financial results for the three months ended June 30, 2008, that included strong revenue and profit growth and improved operating profit margins.

Net revenues for the second quarter of 2008 rose 32 percent on a year-over-year basis to $879.0 million. The Company posted GAAP net income of $120.4 million, or $0.22 per diluted share, and non-GAAP net income of $156.6 million, or $0.28 per diluted share. The non-GAAP EPS figure represents an increase of 40 percent from the $0.20 per diluted share reported for the second quarter of 2007. The reconciliation between GAAP and non-GAAP results of operations is provided in a table immediately following the Net Revenues by Reportable Segment table below.

“We’re very pleased with the solid results we have delivered for the first half of 2008,” stated Scott Kriens, chairman and chief executive officer, Juniper Networks, Inc. “This is a testament to the strength of our product cycles, the power of our portfolio strategy and the expanded opportunities made possible by the early success of the EX-series, which together serve to underscore our improved outlook for the second half of the year.”

Juniper’s operating margin for the second quarter of 2008 rose to 18.3% on a GAAP basis from 13.0% in the same quarter a year ago. Non-GAAP operating margin for the second quarter of 2008 rose to 23.6% from 20.4% in the second quarter of 2007. The improvement was driven by reduced operating expense as a percentage of net revenues due to the Company’s efforts to manage expenses and improve efficiency as well as revenue growth in the Company’s infrastructure products, particularly in the Company’s T and M series products.

The improved operating margins helped Juniper generate net cash from operations for the second quarter of 2008 of $200.5 million, compared to cash provided by operations of $199.3 million for the same quarter of 2007.

Capital expenditures as well as depreciation and amortization expense during the second quarter of 2008 were $47.4 million and $40.4 million, respectively.

“I’m pleased with the results for the June quarter, which featured both revenue momentum and increasing operating leverage,” stated Robyn Denholm, chief financial officer of Juniper Networks. “We are generating more profitable revenue growth and are also driving greater operating efficiency by building expense discipline into our ongoing business model. We are making good progress toward our performance targets.”

Q2 Highlights

High-Performance Network Infrastructure

Focused on delivering the fast, reliable and secure network infrastructure customers need to scale their business and reduce operating costs, Juniper continued to achieve milestones that serve to advance the economics and fundamentals of high-performance networking. Most recently, July 7th marked the 10th anniversary of on-time, consecutive, quarterly releases of Juniper’s single source operating system, JUNOS® software. JUNOS serves as the foundation of Juniper’s single architecture, single operating system, single release train strategy driving user demand for Juniper’s end-to-end infrastructure offerings, including the recently released EX3200 and 4200 Ethernet switches, which shipped to more than 100 customers around the world in the quarter. The quarter marked the further expansion of Juniper’s Open IP Development Programs with IBM, NEC, Kasenna and Polycom announcing their participation and NTT Advanced Technology announcing its adoption of the Juniper Partner Solution Development Platform to build specialized applications on top of the JUNOS network operating system.

Fueling High-Performance Businesses

In the service provider market, Juniper saw continued interest and demand across the portfolio, from the core to the edge of the network. For the T-series, Hanaro Telecom of Korea deployed the T640 for IPTV and Multiplay services; Virgin Media affirmed their ability to scale their existing 10G network; and T1600 customer shipments included NTT Communications in Japan and ONO in Spain. The MX-series continued to gain momentum, with more than 250 customers in 43 countries around the world deploying the MX-series since its introduction. Customers in the quarter included: Abovenet, Bell Canada, the Internet Initiative Japan (IIJ), Qwest, XO Communications and Yahoo!. Juniper also realized success with the MX- and E-series product combination, announcing Orcon’s deployment of the MX960 and E120 and C-series Controllers, TelstraClear’s deployment of the E320 and C-series Controllers and WorldxChange’s deployment of the E320 for the quality delivery of advanced voice-over-IP and high-value Internet services. Juniper also announced several strategic Cable provider customers, including Comcast, Cox Communications, TeleCable and Cablecom.

In the enterprise market, Juniper continued to see expanding interest in its infrastructure and success as a strategic partner with its high-performance business customers. Commerce Bank, N.A. is a subsidiary of Commerce Bancshares, Inc., a $17 billion regional bank holding company based in Missouri. For more than 140 years, Commerce Bank has been meeting the needs of individuals and businesses with a diversified line of financial services, including business and personal banking, wealth management and estate planning and investments through its subsidiary and affiliated companies. Commerce Bank currently operates in approximately 360 locations in Missouri, Kansas, Illinois, Oklahoma and Colorado. Commerce has selected Juniper high-performance network infrastructure as the foundation of a company-wide network upgrade to their core switching, aggregation and branch office routing infrastructure. In the initial phase, Commerce Bank will deploy MX960 Ethernet services routers, M10i edge routers and J-series services routers at all branch office locations. The bank also plans to deploy the EX-series Ethernet switches into new branch bank locations as it continues its expansion forward. Key considerations driving this success were the scale, performance, reliability and security of Juniper’s high-performance network infrastructure running on a single network operating system, JUNOS.

The University of Exeter, one of the U.K.’s leading research universities, has deployed a comprehensive Juniper network infrastructure solution as a foundational element of its campus-wide infrastructure upgrade to provide fast, reliable and secure access, for their more than 14,000 students, to a host of converged applications that include bandwidth intensive, quality-dependent video and audio conferencing. The University has successfully deployed Juniper Networks EX-series Ethernet switches in tandem with the MX-series Ethernet Services Routers, Integrated Security Gateways and Secure Access SSL VPN infrastructure as it strives to sustain its leading-edge research capabilities and pursue its strategic goal to move from 13th in the UK to Top-10. Key considerations in the University’s decision included the power of JUNOS software, the Virtual Chassis Technology capabilities of the EX4200 and the ease of integration with other technologies across their IT infrastructure.

In addition, Hastings District Council, the administrative authority for the Hastings region on the east coast of New Zealand, has deployed Juniper high-performance network infrastructure to further its efforts to be known as the place “where business and lifestyle come together”. Hastings District Council selected a mix of EX3200 and 4200 Ethernet switches that enabled an easy migration toward a mixed Layer 2 / Layer 3 environment to support a host of applications including IP Telephony across their fiber-based metro area network. Hastings also selected Juniper Networks SSG and Unified Access Control security solutions to provide consistent, enterprise-wide security for the applications and services running across the network. A key consideration in the Council’s decision was JUNOS Software with its single source code, single release train and; modular architecture for highly available, scalable and evolutionary software.

Juniper also saw an ongoing adoption and integration into managed end-to-end third party enterprise solutions. HP announced that it has standardized on the Juniper Networks M- and J-series edge and services routers as integral elements of their Halo Collaboration Studio, a fully managed telepresence collaboration solution supported with the Halo Video Exchange Network.

Juniper Networks will host a conference call web cast today, July 24, 2008 at 1:45 p.m. (Pacific Time), to be broadcasted live over the Internet at: .

To participate via telephone, the dial-in number is 212-231-2931. Please call ten minutes prior to the scheduled conference call time. The webcast replay of the conference call will be archived on the Juniper Networks website until September 12, 2008.

About Juniper Networks, Inc.

Juniper Networks, Inc. is the leader in high-performance networking. Juniper offers a high-performance network infrastructure that creates a responsive and trusted environment for accelerating the deployment of services and applications over a single network. This fuels high-performance businesses. Additional information can be found at www.juniper.net.

Juniper Networks, JUNOS and the Juniper Networks logo are registered trademarks of Juniper Networks, Inc. in the United States and other countries. All other trademarks, service marks, registered trademarks, or registered service marks are the property of their respective owners.

Statements in this release concerning Juniper Networks’ business outlook, future financial and operating results and overall future prospects are forward-looking statements that involve a number of uncertainties and risks. Actual results could differ materially from those anticipated in those forward-looking statements as a result of certain factors, including: general economic conditions globally or regionally; business and economic conditions in the networking industry; changes in overall technology spending; the network capacity requirements of communication service providers; contractual terms that may result in the deferral of revenue; increases in and the effect of competition; the timing of orders and their fulfillment; manufacturing and supply chain constraints; ability to establish and maintain relationships with distributors and resellers; variations in the expected mix of products sold; changes in customer mix; customer and industry analyst perceptions of Juniper Networks and its technology, products and future prospects; delays in scheduled product availability; market acceptance of Juniper Networks products and services; rapid technological and market change; adoption of regulations or standards affecting Juniper Networks products, services or the networking industry; the ability to successfully acquire, integrate and manage businesses and technologies; product defects, returns or vulnerabilities; the ability to recruit and retain key personnel; currency fluctuations; litigation; and other factors listed in Juniper Networks’ most recent report on Form 10-Q filed with the Securities and Exchange Commission. All statements made in this press release are made only as of the date set forth at the beginning of this release. Juniper Networks undertakes no obligation to update the information in this release in the event facts or circumstances subsequently change after the date of this press release.

Juniper Networks believes that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. For further information regarding why Juniper Networks believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the discussion below.

Juniper Networks, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Net revenues:
Product	$723,917	$541,695	$1,398,131	$1,051,468
Service	155,117	123,227	303,790	240,390
Total net revenues	879,034	664,922	1,701,921	1,291,858
Cost of revenues:
Product	215,134	159,891	406,925	314,833
Service	74,147	60,883	147,192	118,050
Total cost of revenues	289,281	220,774	554,117	432,883
Gross margin	589,753	444,148	1,147,804	858,975
Operating expenses:
Research and development	186,357	148,702	357,003	289,795
Sales and marketing	190,338	156,845	376,286	307,501
General and administrative	35,609	27,996	69,243	55,254
Amortization of purchased intangible assets	7,999	22,740	33,128	45,480
Other charges, net	9,000	1,642	9,000	14,226
Total operating expenses	429,303	357,925	844,660	712,256
Operating income	160,450	86,223	303,144	146,719
Interest and other income, net	13,187	25,507	30,777	58,420
(Loss) gain on minority equity investments	(1,499)	6,745	(1,499)	6,745
Income before income taxes	172,138	118,475	332,422	211,884
Provision for income taxes	51,728	32,295	101,657	59,057
Net income	$120,410	$86,180	$230,765	$152,827
Net income per share:
Basic	$0.23	$0.16	$0.44	$0.27
Diluted	$0.22	$0.15	$0.41	$0.26
Shares used in computing net income per share:
Basic	528,963	544,224	526,435	556,811
Diluted	559,328	580,736	561,566	592,317

Juniper Networks, Inc.
Stock-Based Compensation by Category
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Cost of revenues – Product	$687	$501	$1,471	$956
Cost of revenues – Service	2,251	2,135	4,596	5,225
Research and development	11,994	8,260	22,141	19,309
Sales and marketing	9,102	7,667	15,807	15,302
General and administrative	3,312	2,936	6,061	6,649
Total	$27,346	$21,499	$50,076	$47,441

Juniper Networks, Inc.
Stock-Based Compensation Related Payroll Tax by Category
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Cost of revenues – Product	$35	$70	$58	$70
Cost of revenues – Service	97	233	182	233
Research and development	394	878	602	878
Sales and marketing	666	819	1,396	819
General and administrative	54	97	104	97
Total	$1,246	$2,097	$2,342	$2,097

Juniper Networks, Inc.
Net Revenues by Reportable Segment
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Infrastructure — Product	$575,949	$402,872	$1,104,610	$788,121
Infrastructure — Service	96,517	78,069	189,687	153,581
Total Infrastructure	$672,466	$480,941	$1,294,297	$941,702
Service Layer Technologies — Product	$147,968	$138,823	$293,521	$263,347
Service Layer Technologies — Service	58,600	45,158	114,103	86,809
Total Service Layer Technologies	$206,568	$183,981	$407,624	$350,156
Total Infrastructure and Service Layer Technologies	$879,034	$664,922	$1,701,921	$1,291,858

Juniper Networks, Inc.
Reconciliation between GAAP and non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2008	2007	2008	2007
GAAP Cost of revenues – Product		$215,134	$159,891	$406,925	$314,833
Stock-based compensation expense	C	(687)	(501)	(1,471)	(956)
Stock-based compensation related payroll tax	C	(35)	(70)	(58)	(70)
Amortization of purchased intangible assets	A	(1,369)	(1,369)	(2,738)	(2,738)
Non-GAAP Cost of revenues – Product		213,043	157,951	402,658	311,069
GAAP Cost of revenues – Service		74,147	60,883	147,192	118,050
Stock-based compensation expense	C	(2,251)	(2,135)	(4,596)	(5,225)
Stock-based compensation related payroll tax	C	(97)	(233)	(182)	(233)
Non-GAAP Cost of revenues – Service		71,799	58,515	142,414	112,592
GAAP Gross margin — Product		508,783	381,804	991,206	736,635
Stock-based compensation expense	C	687	501	1,471	956
Stock-based compensation related payroll tax	C	35	70	58	70
Amortization of purchased intangible assets	A	1,369	1,369	2,738	2,738
Non-GAAP Gross margin — Product		510,874	383,744	995,473	740,399
GAAP Product gross margin as a % of product revenue		70.3%	70.5%	70.9%	70.1%
Stock-based compensation expense as a % of product revenue	C	0.1%	0.1%	0.1%	0.1%
Stock-based compensation related payroll tax as a % of product revenue	C	—	—	—	—
Amortization of purchased intangible assets as a % of product revenue	A	0.2%	0.2%	0.2%	0.2%
Non-GAAP Product gross margin as a % of product revenue		70.6%	70.8%	71.2%	70.4%
GAAP Gross margin — Service		80,970	62,344	156,598	122,340
Stock-based compensation expense	C	2,251	2,135	4,596	5,225
Stock-based compensation related payroll tax	C	97	233	182	233
Non-GAAP Gross margin — Service		83,318	64,712	161,376	127,798
GAAP Service gross margin as a % of service revenue		52.2%	50.6%	51.5%	50.9%
Stock-based compensation expense as a % of service revenue	C	1.5%	1.7%	1.5%	2.2%
Stock-based compensation related payroll tax as a % of service revenue	C	—	0.2%	0.1%	0.1%
Non-GAAP Service gross margin as a % of service revenue		53.7%	52.5%	53.1%	53.2%

Juniper Networks, Inc.
Reconciliation between GAAP and non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2008	2007	2008	2007
GAAP Gross margin		$589,753	$444,148	$1,147,804	$858,975
Stock-based compensation expense	C	2,938	2,636	6,067	6,181
Stock-based compensation related payroll tax	C	132	303	240	303
Amortization of purchased intangible assets	A	1,369	1,369	2,738	2,738
Non-GAAP Gross margin		594,192	448,456	1,156,849	868,197
GAAP Gross margin as a % of revenue		67.1%	66.8%	67.4%	66.5%
Stock-based compensation expense as a % of revenue	C	0.3%	0.4%	0.4%	0.5%
Stock-based compensation related payroll tax as a % of revenue	C	—	—	—	—
Amortization of purchased intangible assets as a % of revenue	A	0.2%	0.2%	0.2%	0.2%
Non-GAAP Gross margin as a % of revenue		67.6%	67.4%	68.0%	67.2%
GAAP Research and development expense		186,357	148,702	357,003	289,795
Stock-based compensation expense	C	(11,994)	(8,260)	(22,141)	(19,309)
Stock-based compensation related payroll tax	C	(394)	(878)	(602)	(878)
Non-GAAP Research and development expense		173,969	139,564	334,260	269,608
GAAP Sales and marketing expense		190,338	156,845	376,286	307,501
Stock-based compensation expense	C	(9,102)	(7,667)	(15,807)	(15,302)
Stock-based compensation related payroll tax	C	(666)	(819)	(1,396)	(819)
Non-GAAP Sales and marketing expense		180,570	148,359	359,083	291,380
GAAP General and administrative expense		35,609	27,996	69,243	55,254
Stock-based compensation expense	C	(3,312)	(2,936)	(6,061)	(6,649)
Stock-based compensation related payroll tax	C	(54)	(97)	(104)	(97)
Non-GAAP General and administrative expense		32,243	24,963	63,078	48,508
GAAP Operating expense		429,303	357,925	844,660	712,256
Stock-based compensation expense	C	(24,408)	(18,863)	(44,009)	(41,260)
Stock-based compensation related payroll tax	C	(1,114)	(1,794)	(2,102)	(1,794)
Amortization of purchased intangible assets	A/B	(7,999)	(22,740)	(33,128)	(45,480)
Other charges — compensation expense related to acquisitions	A	—	(313)	—	(626)
Other charges — restructuring and acquisition adjustments	A/B	—	303	—	341
Other charges — stock option investigation costs	B	—	(1,265)	—	(5,975)
Other charges — litigation settlement	B	(9,000)	—	(9,000)	—
Other charges — tax related charges	B	—	(367)	—	(7,966)
Non-GAAP Operating expense		$386,782	$312,886	$756,421	$609,496

Juniper Networks, Inc.
Reconciliation between GAAP and non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2008	2007	2008	2007
GAAP Operating income		$160,450	$86,223	$303,144	$146,719
Stock-based compensation expense	C	27,346	21,499	50,076	47,441
Stock-based compensation related payroll tax	C	1,246	2,097	2,342	2,097
Amortization of purchased intangible assets	A/B	9,368	24,109	35,866	48,218
Other charges — compensation expense related to acquisitions	A	—	313	—	626
Other charges — restructuring and acquisition adjustments	A/B	—	(303)	—	(341)
Other charges — stock option investigation costs	B	—	1,265	—	5,975
Other charges — litigation settlement	B	9,000	—	9,000	—
Other charges — tax related charges	B	—	367	—	7,966
Non-GAAP Operating income		207,410	135,570	400,428	258,701
GAAP Operating margin		18.3%	13.0%	17.8%	11.4%
Stock-based compensation expense as a % of revenue	C	3.1%	3.2%	2.9%	3.7%
Stock-based compensation related payroll tax as a % of revenue	C	0.1%	0.3%	0.1%	0.2%
Amortization of purchased intangible assets as a % of revenue	A/B	1.1%	3.6%	2.1%	3.7%
Other charges — compensation expense related to acquisitions as a % of revenue	A	—	—	—	—
Other charges — restructuring and acquisition adjustments as a % of revenue	A/B	—	—	—	—
Other charges — stock option investigation costs as a % of revenue	B	—	0.2%	—	0.4%
Other charges — litigation settlement as a % of revenue	B	1.0%	—	0.6%	—
Other charges — tax related charges as a % of revenue	B	—	0.1%	—	0.6%
Non-GAAP Operating margin		23.6%	20.4%	23.5%	20.0%
GAAP Other income and expense, net		11,688	32,252	29,278	65,165
Loss (gain) on minority equity investments	B	1,499	(6,745)	1,499	(6,745)
Non-GAAP Other income and expense, net		13,187	25,507	30,777	58,420
GAAP Provision for income tax		51,728	32,295	101,657	59,057
Income tax effect of non-GAAP exclusions	B	12,245	12,807	23,392	29,737
Non-GAAP Provision for income tax		63,973	45,102	125,049	88,794
Non-GAAP Income tax rate		29.0%	28.0%	29.0%	28.0%
Non-GAAP Income before income taxes**		$220,597	$161,077	$431,205	$317,121

• Consists of non-GAAP operating income plus non-GAAP net interest and other income.

Juniper Networks, Inc.
Reconciliation between GAAP and non-GAAP Financial Measures
(in thousands, except per share amounts and percentages)
(unaudited)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2008	2007	2008	2007
GAAP Net income		$120,410	$86,180	$230,765	$152,827
Stock-based compensation expense	C	27,346	21,499	50,076	47,441
Stock-based compensation related payroll tax	C	1,246	2,097	2,342	2,097
Amortization of purchased intangible assets	A/B	9,368	24,109	35,866	48,218
Other charges — compensation expense related to acquisitions	A	—	313	—	626
Other charges — restructuring and acquisition adjustments	A/B	—	(303)	—	(341)
Other charges — stock option investigation costs	B	—	1,265	—	5,975
Other charges — litigation settlement	B	9,000	—	9,000	—
Other charges — tax related charges	B	—	367	—	7,966
Loss (gain) on minority equity investments	B	1,499	(6,745)	1,499	(6,745)
Income tax effect of non-GAAP exclusions	B	(12,245)	(12,807)	(23,392)	(29,737)
Non-GAAP Net income		$156,624	$115,975	$306,156	$228,327
Non-GAAP Net income per share:
Basic	D	$0.30	$0.21	$0.58	$0.41
Diluted	D	$0.28	$0.20	$0.55	$0.39
Shares used in computing non-GAAP net income per share:
Basic	D	528,963	544,224	526,435	556,811
Diluted	D	559,328	580,736	561,566	592,317
GAAP Net income as a % of revenue		13.7%	13.0%	13.6%	11.8%
Stock-based compensation expense as a % of revenue	C	3.1%	3.2%	2.9%	3.7%
Stock-based compensation related payroll tax as a % of revenue	C	0.1%	0.3%	0.1%	0.2%
Amortization of purchased intangible assets as a % of revenue	A/B	1.1%	3.6%	2.1%	3.7%
Other charges — compensation expense related to acquisitions as a % of revenue	A	—	—	—	—
Other charges — restructuring and acquisition adjustments as a % of revenue	A/B	—	—	—	—
Other charges — stock option investigation costs as a % of revenue	B	—	0.2%	—	0.5%
Other charges — litigation settlement as a % of revenue	B	1.0%	—	0.6%	—
Other charges — tax related charges as a % of revenue	B	—	—	—	0.6%
Loss (gain) on minority equity investments	B	0.2%	(1.0)%	0.1%	(0.5)%
Income tax effect of non-GAAP exclusions as a % of revenue	B	(1.4)%	(1.9)%	(1.4)%	(2.3)%
Non-GAAP Net income as a % of revenue		17.8%	17.4%	18.0%	17.7%

Discussion of Non-GAAP Financial Measures

The table above includes the following non-GAAP financial measures from our Condensed Consolidated Statements of Operations: cost of product revenue; cost of service revenue; product gross margin, product gross margin as a percentage of product revenue; service gross margin; service gross margin as a percentage of service revenue; gross margin; gross margin as a percentage of revenue; research and development expense; sales and marketing expense; general and administrative expense; operating expense; operating income; operating margin; net other income and expense; income before income taxes; provision for income taxes; income tax rate; net income; net income per share and net income as a percentage of revenue. These measures are not presented in accordance with, nor are they a substitute for, U.S. generally accepted accounting principles, or GAAP. In addition, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The non-GAAP financial measures used in the table above should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of the non-GAAP measures presented above to be helpful in assessing the performance of the continuing operation of our business. By continuing operations we mean the ongoing revenue and expenses of the business excluding certain items that render comparisons with prior periods or analysis of on-going operating trends more difficult, such as expenses not directly related to the actual cash costs of development, sale, delivery or support of our products and services, or expenses that are reflected in periods unrelated to when the actual amounts were incurred or paid. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. In addition, we have historically reported non-GAAP results to the investment community and believe that continuing to provide non-GAAP measures provides investors with a tool for comparing results over time. In assessing the overall health of our business for the periods covered by the tables above and, in particular, in evaluating the financial line items presented in the table above, we have excluded items in the following three general categories, each of which are described below: Acquisition Related Expenses, Other Items, and Stock-Based Compensation Related Items. We also provide additional detail below regarding the shares used to calculate our non-GAAP net income per share. Notes identified for line items in the table above correspond to the appropriate note description below.

Note A: Acquisition Related Expenses. We exclude certain expense items resulting from acquisitions including the following: (i) amortization of purchased intangible assets associated with our acquisitions; (ii) compensation related to acquisitions; and (iii) acquisition related charges. The amortization of purchased intangible assets associated with our acquisitions results in our recording expenses in our GAAP financial statements that were already expensed by the acquired company before the acquisition and for which we have not expended cash. Moreover, had we internally developed the products acquired, the amortization of intangible assets and the expenses of uncompleted research and development would have been expensed in prior periods. Accordingly, we analyze the performance of our operations in each period without regard to such expenses. In addition acquisitions result in non-continuing operating expenses which would not otherwise have been incurred by us in the normal course of our business operations. For example, we have incurred deferred compensation charges related to assumed options and transition and integration costs such as retention bonuses and acquisition-related milestone payments to acquired employees. We believe that providing non-GAAP information for acquisition-related expense items in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to less acquisitive peer companies.

Note B: Other Items. We exclude certain other items that are the result of either unique or unplanned events including the following: (i) restructuring and related costs; (ii) impairment charges; (iii) stock option investigation costs and related tax costs; (iv) gain or loss on legal settlement, net of related transaction costs; (v) gain or loss on minority equity investments; and (vi) the income tax effect on our financial statements of excluding items related to our non-GAAP financial measures. It is difficult to estimate the amount or timing of these items in advance. Restructuring and impairment charges result from events which arise from unforeseen circumstances which often occur outside of the ordinary course of continuing operations. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The unique nature of our stock option investigation costs and associated tax related charges may also limit the comparability of our on-going operations with prior and future periods. Moreover, in the case of legal settlements, these gains or losses are recorded in the period in which the matter is concluded or resolved even though the subject matter of the underlying dispute may relate to multiple or different periods. As such, we believe that these expenses do not accurately reflect the underlying performance of our continuing operations for the period in which they are incurred. Whether we realize gains or losses on minority equity investments is based primarily on the performance and market value of those independent companies. Accordingly, we believe that these gains and losses do not reflect the underlying performance of our continuing operations. We also believe providing financial information with and without the income tax effect of excluding items related to our non-GAAP financial measures provides our management and users of the financial statements with better clarity regarding the on-going performance and future liquidity of our business. Because of these factors, we assess our operating performance both with these amounts included and excluded, and by providing this information, we believe the users of our financial statements are better able to understand the financial results of what we consider to be our continuing operations.

Note C: Stock-Based Compensation Related Items. We provide non-GAAP information relative to our expense for stock-based compensation and related payroll tax. We began to include stock-based compensation expense in our GAAP financial measures in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, (“SFAS 123R”) in January 2006. Because of varying available valuation methodologies, subjective assumptions and the variety of award types which effect the calculations of stock-based compensation, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Further, we believe that excluding stock-based compensation expense allows for a more accurate comparison of our financial results to previous periods during which our equity-based awards were not required to be reflected in our income statement. Stock-based compensation is very different from other forms of compensation. A cash salary or bonus has a fixed and unvarying cash cost. For example, the expense associated with a $10,000 bonus is equal to exactly $10,000 in cash regardless of when it is awarded and who it is awarded by. In contrast, the expense associated with an award of an option for 1,000 shares of stock is unrelated to the amount of compensation ultimately received by the employee; and the cost to the company is based on a stock-based compensation valuation methodology and underlying assumptions that may vary over time and that does not reflect any cash expenditure by the company because no cash is expended. Furthermore, the expense associated with granting an employee an option is spread over multiple years unlike other compensation expenses which are more proximate to the time of award or payment. For example, we may be recognizing expense in a year where the stock option is significantly underwater and is not going to be exercised or generate any compensation for the employee. The expense associated with an award of an option for 1,000 shares of stock by us in one quarter may have a very different expense than an award of an identical number of shares in a different quarter. Finally, the expense recognized by us for such an option may be very different than the expense to other companies for awarding a comparable option, which makes it difficult to assess our operating performance relative to our competitors. Similar to stock-based compensation, payroll tax on stock option exercises is dependent on our stock price and the timing and exercise by employees of our stock-based compensation, over which our management has little control, and as such does not correlate to the operation of our business. Because of these unique characteristics of stock-based compensation and the related payroll tax, management excludes these expenses when analyzing the organization’s business performance. We also believe that presentation of such non-GAAP information is important to enable readers of our financial statements to compare current period results with periods prior to the adoption of SFAS 123R.

Note D: Non-GAAP Net Income Per Share Items. We provide basic non-GAAP net income per share and diluted non-GAAP net income per share. The basic non-GAAP net income per share amount was calculated based on our non-GAAP net income and the weighted-average number of shares outstanding during the reporting period. The diluted non-GAAP income per share included additional dilution from potential issuance of common stock, except when such issuances would be anti-dilutive.

Juniper Networks, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$2,040,405	$1,716,110
Short-term investments	263,248	240,355
Accounts receivable, net of allowances	423,791	379,759
Deferred tax assets, net	174,284	171,598
Prepaid expenses and other current assets	42,056	47,293
Total current assets	2,943,784	2,555,115
Property and equipment, net	422,429	401,818
Long-term investments	45,177	59,329
Restricted cash	38,036	35,515
Purchased intangible assets, net	41,979	77,844
Goodwill	3,658,602	3,658,602
Other long-term assets	109,987	97,183
Total assets	$7,259,994	$6,885,406
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$233,707	$219,101
Accrued compensation	156,051	158,710
Accrued warranty	41,774	37,450
Deferred revenue	467,090	425,579
Income taxes payable	40,470	52,324
Convertible debt	—	399,496
Other accrued liabilities	88,979	87,183
Total current liabilities	1,028,071	1,379,843
Long-term deferred revenue	125,721	87,690
Other long-term liabilities	100,882	64,013
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.00001 par value	5	5
Additional paid-in capital	8,699,356	8,154,932
Accumulated other comprehensive income	9,745	12,251
Accumulated deficit	(2,703,786)	(2,813,328)
Total stockholders’ equity	6,005,320	5,353,860
Total liabilities and stockholders’ equity	$7,259,994	$6,885,406

Juniper Networks, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended
	June 30,
	2008	2007*
OPERATING ACTIVITIES:
Net income	$230,765	$152,827
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	95,764	95,194
Stock-based compensation	50,073	47,441
Loss (gain) on minority equity investments	1,499	(6,745)
Excess tax benefit from employee stock option plans	(6,224)	(3,792)
Other non-cash charges	772	954
Changes in operating assets and liabilities:
Accounts receivable, net	(44,032)	(4,760)
Prepaid expenses and other assets	(7,230)	9,023
Accounts payable	9,445	(6,142)
Accrued compensation	(2,659)	3,075
Other accrued liabilities	47,728	(1,439)
Deferred revenue	79,543	65,104
Net cash provided by operating activities	455,444	350,740
INVESTING ACTIVITIES:
Purchases of property and equipment, net	(80,847)	(75,051)
Purchases of available-for-sale investments	(214,625)	(298,615)
Maturities and sales of available-for-sale investments	204,431	814,245
Changes in restricted cash	(2,565)	2,593
Payments related to acquisitions	—	(375)
Minority equity investments	(2,000)	—
Net cash (used in) provided by investing activities	(95,606)	442,797
FINANCING ACTIVITIES:
Proceeds from issuance of common stock	77,095	89,598
Retirement of common stock	(121,275)	(1,623,190)
Net borrowings under distributor financing arrangements	2,689	—
Redemption of convertible subordinated notes	(276)	—
Excess tax benefit from employee stock option plans	6,224	3,792
Net cash used in financing activities	(35,543)	(1,529,800)
Net increase (decrease) in cash and cash equivalents	324,295	(736,263)
Cash and cash equivalents at beginning of period	1,716,110	1,596,333
Cash and cash equivalents at end of period	$2,040,405	$860,070
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Common stock issued in connection with conversion of the Senior Notes	$399,153	$—

*	Prior period amounts have been revised to reflect the cash flow amounts reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

Juniper Networks, Inc.
Cash, Cash Equivalents and Available-For-Sale Investments
(in thousands)
(unaudited)

	June 30, 2008	December 31, 2007
Cash and cash equivalents	$2,040,405	$1,716,110
Short-term investments	263,248	240,355
Long-term investments	45,177	59,329
Total	$2,348,830	$2,015,794